Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 002-90649 on Form N-1A of our reports dated December 10, 2025, relating to the financial statements and financial highlights of  Fidelity International Small Cap Opportunities Fund, Fidelity Total International Equity Fund, and Fidelity Global Equity Income Fund, and our report dated December 11, 2025, relating to the financial statements and financial highlights of Fidelity Diversified International K6 Fund, and our reports dated December 12, 2025 relating to the financial statements and financial highlights of Fidelity International Capital Appreciation K6 Fund, Fidelity International Small Cap Fund, and Fidelity International Value Fund, and our reports dated December 15, 2025 relating to the financial statements and financial highlights of Fidelity Diversified International Fund, Fidelity Worldwide Fund, and Fidelity International Discovery K6 Fund, appearing on Form N-CSR of Fidelity Investment Trust for the year ended October 31, 2025, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

December 19, 2025